Exhibit 10.4

EXECUTION VERSION

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF
MFA FINANCIAL, INC.

No. W-[ ]	June 26, 2020

FOR VALUE RECEIVED, the undersigned, MFA Financial, Inc., a Maryland corporation (together with its successors and assigns, the “Company”), hereby certifies that

[       ]

or its registered assign is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, to subscribe for and purchase from the Company at the Warrant Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. This Warrant is issued pursuant to that certain Investment Agreement, dated as of June 15, 2020, by and among the Company, Omaha Equity Aggregator, L.P. and Athene USA Corporation (the “Investment Agreement”). Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1.                  Term. The right to subscribe for and purchase Warrant Shares represented hereby, subject to the conditions set forth herein, shall commence on the date hereof and expire at 11:59 P.M. (New York City time) on the date that is the later of (i) June 15, 2025 and (ii) the first anniversary of the date on which all obligations in respect of that certain Credit Agreement, dated as of June 15, 2020 (the “New Credit Agreement”) by and between the Company, MFResidential Assets Holding Corp. and the Lenders (each as defined in the New Credit Agreement) including payment in full of the New Term Loan thereunder, have been satisfied (such period being the “Term”). The Company shall provide the Holder with written notice of its payment in full of the New Term Loan reasonably promptly after such payment.

2.                  Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)               Time and Manner of Exercise. The purchase rights represented by this Warrant may be exercised, upon the terms and subject to the conditions hereinafter set forth, in whole or in part at any time and from time to time during the Term by (i) the delivery of the Exercise Form in the form annexed hereto (the “Exercise Form”) duly completed and executed on behalf of the Holder and (ii) payment of the Warrant Exercise Price for the Warrant Shares thereby purchased by, at the election of the Holder, either (A) tendering in cash, either by certified or cashier’s check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, at the election of the Holder, or (B) by means of cashless exercise (as specified in Sections 2(b) and (c) below), or (C) some combination of the foregoing; provided, that, notwithstanding anything to the contrary set forth herein, any exercise of this Warrant shall be subject to and conditioned upon (x) the fair market value of the Company’s outstanding Common Stock being greater than the Warrant Exercise Price and (y) making and receipt of all filings, notifications, expirations of waiting periods, waivers and approvals under applicable Competition Laws necessary in connection with the issuance of the applicable Warrant Shares upon exercise of this Warrant in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary set forth in this Warrant, if the Warrant is exercised, in whole or in part, in connection with the exercise of the Holder’s registration rights in accordance with the Registration Rights Agreement (as defined in the Investment Agreement), then this Warrant shall not be deemed to have been exercised to the extent that the applicable Warrant Shares are not sold in the applicable offering.

(b)               No Cash Exercise. The Company and the Holder agree, unless otherwise required by a change in law or by the Internal Revenue Service or other governmental authority following an audit or examination, (i) in the event of a net issue exercise under Section 2(c), the Holder’s surrender of this Warrant in exchange for the receipt of the Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) shall be treated as a recapitalization under Section 368(a)(1)(E) of the Code and (ii) not to file any tax return inconsistent with the foregoing.

(c)               Net Issue Exercise3.. The Holder may, in its sole discretion and in lieu of payment of the Warrant Exercise Price, elect to exercise all or any part of this Warrant on one or more occasions, at any time prior to the expiration of the Term, to receive Warrant Shares issuable in accordance with this Warrant (or the portion thereof being exercised) in a “cashless” or “net-issue” exercise by surrender of this Warrant at the principal office of the Company together with the Exercise Form selecting a cashless exercise, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

Y(A-B)

X =        ----------------

A

Where:	X = the number of the Warrant Shares to be issued to the Holder.

Y = the number of the Warrant Shares with respect to which this Warrant is exercised.

A = the fair market value of one share of Common Stock on the date of determination.

B = the Warrant Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 2(c), the fair market value of one share of Common Stock on the date of determination shall mean:

(i)                 if the Common Stock is publicly traded, the per share fair market value of the Common Stock shall be the closing price of the Common Stock as quoted on The New York Stock Exchange, or the principal exchange or market on which the Common Stock is listed, on the last trading day ending prior to the date of determination (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices); and

(ii)              if the Common Stock is not so publicly traded, the per share fair market value of the Common Stock shall be such fair market value (x) as determined in good faith by the Board of Directors of the Company and set forth in certified resolutions, which shall include all material information and clearly set forth the methodology used to determine such fair market value and shall be delivered to the Holder within five (5) Business Days after the Holder delivers this Warrant and the Exercise Form (the “Board Determination”) and (y) if the Holder delivers a written notice of objection to the Board Determination (a “Valuation Objection”) within three (3) Business Days after receipt of the Board Determination (the “Objection Deadline”), unless otherwise agreed by the Holder and the Board of Directors of the Company, as determined by a nationally recognized investment banking firm selected by the Company in good faith in consultation with the Holder and set forth in a valuation opinion delivered to the Holder within five (5) Business Days after the Holder delivers such notice of objection (the “Banker Valuation Opinion”).

The date of determination for purposes of this Section 2(c) shall be the date the Exercise Form is validly delivered by the Holder to the Company.

(d)               Issuance of Warrant Shares and New Warrant

In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) the Warrant Shares so purchased shall be delivered by the Company within two (2) Business Days after (i) if Section 2(c)(i) applies, the exercise and delivery of this Warrant and the Exercise Form, (ii) if Section 2(c)(ii)(x) applies, the earlier of (A) the Holder informing the Company in writing that it accepts the Board Determination and (b) the Objection Deadline if the Holder does not submit a Valuation Objection and (iii) if Section 2(c)(ii)(y) applies, the delivery of the Banker Valuation Opinion. Such delivery shall be made in each case via (A) book-entry transfer crediting the account of the Holder through the Company’s transfer agent and registrar for the Common Stock (which as at the issuance of this Warrant is Computershare) or (B) if requested by the Holder, in the form of certificates in the name of the Holder. Unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder at the same time as delivery of the applicable Warrant Shares. Partial exercises of this Warrant shall have the effect of lowering the Warrant Share Number by the number of Warrant Shares with respect to which this Warrant has been exercised, and the Warrant Share Number shall be reduced accordingly. The Holder and the Company shall maintain records showing the number of Warrant Shares with respect to which this Warrant has been exercised and the date of each such exercise. Each Person in whose name any shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares of Common Stock on the date on which the Warrant and Exercise Form was delivered to the Company (or, if such date is not a Business Day, on the open of business on the first Business Day thereafter).

Notwithstanding anything in this Warrant to the contrary, the Holder hereby acknowledges and agrees that its exercise of this Warrant for Warrant Shares is subject to the condition that the Holder will have first received, to the extent applicable and required to permit the Holder to exercise this Warrant for shares of Common Stock and to own such Common Stock, the receipt of any necessary approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under Laws, including Competition Laws.

(e)               Compliance with Securities Laws.

(i)                 The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Act or under any U.S. state security Laws and are being acquired pursuant to an exemption from registration under the Act solely for the Holder’s own account, and not as a nominee for any other party, and for investment with no present intention to distribute the Warrants (or any Warrant Shares issuable upon exercise) to any person in violation of the Act or any applicable U.S. state securities Laws, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Act and any applicable state securities Laws.

(ii)              Except as provided in paragraph (iii) below, this Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (which, in the case of Warrant Shares, shall be in the form of an appropriate book entry notation):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(iii)            Subject to Section 2(e), upon request of the Holder and, if requested by the Company, receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Act and applicable state securities Laws, the Company shall promptly cause the legend to be removed from any certificate or other instrument for this Warrant or Warrant Shares to be transferred.

(f)                No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one Warrant Share on the last trading day ending prior to the payment date multiplied by such fraction.

(g)               Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(h)               No Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, other distributions or subscription rights or otherwise.

(i)                 Transfer.

(i)                 This Warrant may not be sold, assigned, disposed of, pledged, hypothecated, encumbered or otherwise transferred (collectively, a “Transfer”), directly or indirectly, in whole or in part, to any Person other than (A) (i) one or more of the Holder’s Affiliates or one or more cedants that have entered into a reinsurance relationship with the Holder or any Affiliate thereof, (ii) any fund, insurance company or other entity managed or advised by the investment advisor (or one or more Affiliates thereof) to the Holder, or (iii) any beneficiary under a trust agreement in which the investment advisor (or an Affiliate thereof) to the Holder is also the investment advisor or asset manager of the grantor under such trust agreement, (B) due to a Regulatory Determination or (C) after receipt of the Company’s prior written consent.

(ii)              Subject to compliance with this Section 2(ii), this Warrant and all rights hereunder shall be transferable upon the books of the Company, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant and delivery of a duly executed Assignment Form in the form set forth as annex hereto (the “Assignment Form”), duly endorsed, to the office or agency of the Company described in Section 10 hereof. Upon such Transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company

(iii)            Any Transfer of the Warrants and Warrant Shares must be in compliance with the Act and applicable state securities Laws and, if requested by the Company, receipt by the Company of an opinion of counsel, reasonably satisfactory to the Company that such Transfer is in compliance with the Act and applicable state securities Laws. Following any Transfer, any such Warrants subject to a Transfer shall at all times remain subject to the terms and restrictions set forth in this Warrant. The Company shall not be required to effect any registration of Transfer or exchange of a Warrant which shall result in the issuance of a warrant certificate for a fraction of a Warrant.

3.                  Certain Representations and Agreements.

(a)               The Company represents that this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)               The Company further represents, covenants and agrees that all Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company, and free from all taxes, liens and charges (other than liens or charges created by the Holder, except as otherwise provided herein, or Transfer Taxes that are not the obligation of the Company pursuant to Section 5(b)).

(c)               The Company further covenants and agrees that during the Term, the Company will at all times have authorized and reserved (as unissued or held in treasury) a sufficient number of shares of Common Stock to provide for the exercise in full of this Warrant. The Company will procure, subject to issuance or notice of issuance, the listing of any Warrant Shares issuable upon exercise of this Warrant on the principal stock exchange on which shares of Common Stock are then listed or traded.

(d)               The Company covenants and agrees that subject to the Investment Agreement, the Company shall take all such reasonable actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable Law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such exercise, except to the extent that any such violation would not materially or adversely affect the ability of the Holder to exercise its rights hereunder or the Company to perform its obligations hereby.

(e)               The Company further covenants and agrees that it shall not amend or modify any provision of the Certificate of Incorporation or the bylaws of the Company in any manner that would materially and adversely affect the powers, preferences or relative participating, optional or other special rights of the Common Stock in a manner which would disproportionately and adversely affect the rights of the Holder.

(f)                The Holder expressly warrants that it (i) is an “accredited investor” (as that term is defined by Rule 501 under the Act), (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable and (iii) is able to bear the economic risk and at the present time is able to afford a complete loss of such investment.

4.                  Adjustments and Other Rights. The Warrant Exercise Price, Warrant Share Number and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows (including, for the avoidance of doubt, as a result of any events listed in Section 4(a) through (d) below that occur between the date of the Investment Agreement and the Closing Date); provided, that no single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication.

(a)               Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) pay or make a dividend or make a distribution on its Common Stock payable in shares of Common Stock (which, for the avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the Warrant Shares after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Warrant Exercise Price in effect at the time of record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the Warrant Share Number immediately before the adjustment determined pursuant to the immediately preceding sentence and (2) the Warrant Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(b)               Distributions.

(i)                 If the Company shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) to all holders of shares of Common Stock (other than in cash) in other securities of the Company (including rights), evidences of indebtedness of the Company or any other Person or any other property (including securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding (i) dividends or distributions subject to adjustment pursuant to Section 4(a), and (ii) dividends or distributions of rights in connection with the adoption of a stockholder rights plan in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), then in each such case, the Warrant Share Number in effect immediately prior to such record date shall be increased by multiplying such Warrant Share Number by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall be effective as of the record date for such dividend or distribution. In the event of such adjustment, the Warrant Exercise Price shall be decreased by multiplying such Warrant Exercise Price by a fraction, the numerator of which is the Warrant Share Number immediately prior to such adjustment, and the denominator of which is the new Warrant Share Number determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Holder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such securities and/or any other property such Holder would have received had such Holder exercised this Warrant immediately prior to such record date.

(ii)                If the Company shall fix a record date for the making of a cash dividend on shares of Common Stock that, together with any other cash dividends declared on shares of Common Stock during the calendar year such dividend is declared, is in excess of 10% of the Company’s book value, as determined in accordance with GAAP as of December 31 preceding such record date, the Warrant Exercise Price in effect prior to such record date shall be reduced immediately thereafter by the per share amount of such cash dividend that is in excess of 10% of the Company's book value per share. For clarity, any REIT Qualifying Dividend declared in respect of a fiscal year shall be deemed, solely for the purpose of this Section 4(b)(ii) to have been declared in such fiscal year.

(iii)            For purposes of the foregoing subsections (i) and (ii), to the extent that such dividend or distribution in question is ultimately not so made or not made in full, the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines not to make such dividend or distribution to the Warrant Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed or had been fixed for the dividend or distribution actually made, as applicable.

(c)               Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4(a)), in each case, as a result of which Common Stock would be converted into, or exchanged for, stock, other securities or property (including cash or any combination thereof), notwithstanding anything to the contrary contained herein, (i) the Company shall notify the Holder in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than five (5) Business Days prior to the effectiveness thereof), and (ii) the Holder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash or any combination thereof) that the number of shares of Common Stock equal to the Warrant Share Number immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right at the same time to make the same election with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant by providing a written notice of such election to the Company.

(d)               Certain Repurchases of Common Stock. In case the Company effects a Pro Rata Repurchase of Common Stock, then the Warrant Exercise Price shall be reduced to the price determined by multiplying the Warrant Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (y) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant in full shall be increased to the number obtained by dividing (i) the product of (x) the number of shares of Common Stock issuable upon the exercise of this Warrant before such adjustment, and (y) the Warrant Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Warrant Exercise Price determined in accordance with the immediately preceding sentence.

(e)               Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (1/10th) of a share, as the case may be. No adjustment in the Warrant Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(f)                Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (1) the provisions of this Section 4 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (2) the Holder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event (or if later, the calculation of the Distribution Fair Market Value, if applicable) (i) issuing to such Holder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, that the Company upon request shall promptly deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares (or other property, as applicable), and such cash, upon (and subject to) the consummation of such event (or completion of such calculation).

(g)               Statement Regarding Adjustments. Whenever the Warrant Exercise Price or the Warrant Share Number shall be adjusted as provided in this Section 4, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Warrant Exercise Price that shall be in effect and the Warrant Share Number after such adjustment.

(h)               Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Warrant Exercise Price made hereunder would reduce the Warrant Exercise Price to an amount below par value of the Common Stock, then such adjustment in Warrant Exercise Price made hereunder shall reduce the Warrant Exercise Price to the par value of the Common Stock.

(i)                 Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take any action which may be necessary, including obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

5.                  Taxes.

(a)               Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) with respect to the Warrants (or upon the exercise thereof) to the extent required by applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a Warrant or upon the exercise thereof, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant, any Warrant Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Warrant Shares received upon the exercise of such Warrant, or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts. Prior to deducting or withholding any amount, the Company shall, pursuant to a written request to Holder, give the Holder a reasonable opportunity to provide any form or certificate to reduce or eliminate any withholding or deduction described in this Section 5(a). The Company shall assist, at the Holder’s reasonable request and expense, the Holder in securing on its behalf any available refunds and reductions of, and exemptions from, withholding taxes and making any filings, applications or elections to obtain any refund, reduction or exemption from such withholding taxes. Notwithstanding anything to the contrary in this Section 5(a), the Company shall not withhold or deduct any amount on any payment or distribution (or deemed distribution) if it receives (or has previously received) a duly executed, valid, accurate and properly completed IRS Form W-9 from a Holder of Warrants, Common Stock or Warrant Shares.

(b)               Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issue of Warrants and (y) the issue of Warrant Shares pursuant to the exercise of a Warrant. However, in the case of the exercise of a Warrant, the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any Transfer involved in the issue or delivery) of Warrant Shares to a beneficial owner other than the beneficial owner of the Warrant immediately prior to such exercise, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

(c)               Deemed Distributions. The Company shall use commercially reasonable efforts to provide, from time to time, such information as is reasonably requested by a Purchaser in order for such Purchaser to be able to determine and comply with its tax obligations with respect to the Warrants, the Warrant Shares and the New Shares.  Without limiting the foregoing, the Company shall use commercially reasonable efforts to provide from time to time, upon request, (i) estimates of earnings and profits allocable to a Purchaser with respect to its Warrants, Warrant Shares or New Shares to the extent such estimates are available and (ii) final amounts of earnings and profits allocable to a Purchaser with respect to its Warrants, Warrant Shares or New Shares no later than February 10th of the calendar year following the applicable taxable year that is the subject of Purchaser’s request.

6.                  Frustration of Purpose. The Company shall not, by amendment of its certificate of incorporation, bylaws or any of its other organizational documents, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder, consistent with the terms of this Warrant.

7.                  Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Act” has the meaning specified under the legend hereto.

“Action” means any pending or, to the Knowledge of the Company, threatened legal, regulatory or administrative proceeding, suit, investigation, arbitration or action against the Company or any of its Subsidiaries.

“Affiliate” has the meaning specified under the Investment Agreement.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” has the meaning specified under the Investment Agreement.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the Closing Date, and as from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable Law.

“Closing Date” has the meaning specified under the Investment Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” has the meaning specified in the preamble hereof.

“Competition Laws” has the meaning specified under the Investment Agreement.

“Distribution Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors of the Company consistent with the advice received from a nationally recognized independent investment banking firm retained by the Company for this purpose evidenced by a certified resolution of the fair market value from the Board of Directors of the Company delivered as promptly as practicable to the Holder. For the avoidance of doubt, the Distribution Fair Market Value of cash shall be the amount of such cash and the Distribution Fair Market Value of a security shall be the Market Price of such security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Holder” means the Person or Persons who shall from time to time own this Warrant.

“Knowledge” has the meaning specified under the Investment Agreement.

“Law” has the meaning specified under the Investment Agreement.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock or of such security, as applicable, on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted or, if the Common Stock or such other security is not so publicly traded, such fair market value as determined by the Board consistent with the advice received from a nationally recognized independent investment banking firm retained by the Company for this purpose.

“New Term Loan” means the loans provided by the Lenders pursuant to the New Credit Agreement, such loans having an initial principal amount equal to $500,000,000.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (A) any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or (B) pursuant to any other offer available to all or substantially all holders of Common Stock, in each case whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof, effected while this Warrant is outstanding; provided, however, that “Pro Rata Repurchase” shall not include any purchase of shares by the Company or any Affiliate thereof made in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, via privately negotiated transactions or structured share repurchase transactions. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Regulatory Determination” means a determination made by the Holder in its sole discretion that (i) a transfer to a third party is reasonably necessary for the Holder or any of its Affiliates to comply with any applicable Laws or (ii) beneficial ownership of the Warrant Shares by the Holder or its Affiliates would require a filing, license, permit or authorization with or from any Governmental Authority (as defined in the Investment Agreement) which the Holder determines would not be advisable to obtain or make.

“REIT Qualifying Dividend” means a dividend or distribution necessary to maintain the Company’s status as a real estate investment trust under Sections 856 through 860 of the Code, or to avoid the payment by the Company or its subsidiaries (other than any “taxable REIT subsidiary,” as defined in Section 856(l) of the Code) of any federal, state or local income or excise tax (including, but not limited to, Sections 857 and 4981 of the Code).

“Term” has the meaning specified in Section 1 hereof.

“Warrant” means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions hereof.

“Warrant Exercise Price” means $[ ], subject to adjustment as set forth herein.

“Warrant Share Number” means [ ], subject to adjustment as set forth herein.

“Warrant Shares” means, subject to Section 4(c), shares of Common Stock issuable upon exercise of this Warrant.

8.                  Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder.

9.                  Governing Law; Jurisdiction; Specific Performance.

(a)               Governing Law and Enforcement. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. All Actions arising out of or relating to this Warrant shall be heard and determined in any court located in New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth in Section 10 of this Warrant. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof.

(b)               Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO EXECUTE THIS WAIVER BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.

10.              Notices. All notices, requests, claims, demands and other communications under this Warrant shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 10):

(a) If to the Holder:

[       ]

Attn:     [      ]

Phone:  [      ]

Email:    [      ]

with a copy to (which copy alone shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

Attn:       Adam Weinstein

Daniel Serota

Phone:    (212) 839-5371

Fax:         (212) 839-5599

Email:      AWeinstein@sidley.com

Dserota@sidley.com

(b) If to the Company:

MFA Financial, Inc.

350 Park Avenue, 20th Floor

New York, New York 10022

Attn:     General Counsel

Phone: 212-207-6454

Email:    Hschwartz@mfafinancial.com

       legal@mfafinancial.com

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attn:      David J. Goldschmidt

       Thomas Greenberg

Phone:   (212) 735-3574

Fax:        (917) 777-3574

Email:    David.Goldschmidt@skadden.com

      Thomas.Greenberg@skadden.com

11.              Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns (subject to Section 2(f) with respect to the Holder).

12.              Modification and Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Warrant, or the application thereof to any Person or circumstance, is invalid or unenforceable (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.

13.              Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof” when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

[Signature pages follow]

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated: June 26, 2020.	MFA FINANCIAL, INC.

	By:	/s/ Harold E. Schwartz
	Name:	Harold E. Schwartz
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Warrant]

Agreed and Acknowledged:

[ ]

By:	/s/ [ ]

	Name:	[ ]
	Title:	[ ]

[Signature Page to Warrant]

EXERCISE FORM
(To be executed by the registered holder hereof)

The undersigned registered owner of this Warrant hereby irrevocably elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, _____________ shares of Common Stock, par value $0.01 per share (the “Common Stock”), of MFA FINANCIAL, INC., a Maryland corporation (the “Company”), as provided for therein, and in consideration therewith hereby agrees, as indicated below, to pay the Warrant Exercise Price by either (A) tendering in cash, either by certified or cashier’s check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company, (B) by means of cashless exercise (as specified in Sections 2(b) and (c) of the Warrant), or (C) some combination of the foregoing, in each case in accordance with the terms and conditions of the attached Warrant. All capitalized terms used but not defined in this exercise form shall have the meanings ascribed thereto in the attached Warrant.

Method of Exercise (please initial the applicable blank):

_____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares of Common Stock being purchased, together with all applicable Transfer Taxes, if any.

_____ The undersigned elects to exercise the attached Warrant pursuant to the cashless exercise provisions described in Section 2(b) and (c) of the Warrant.

_____ The undersigned elects to exercise the attached Warrant by means of a partial payment in cash combined with a cashless exercise for the remainder, to be allocated as follows:

______% Cash payment

______% Cashless exercise

Please issue a certificate or certificates representing the applicable number of Warrant Shares issuable pursuant to the Warrant in the name of the undersigned.

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares of Common Stock less any fraction of a share of Common Stock paid in cash.

Dated:	Name of Holder

Signature
Address

A-1

ASSIGNMENT FORM

(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ___________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:	Signature
Address

PARTIAL ASSIGNMENT
(To be executed by the registered holder hereof)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________ the right to purchase shares of the Common Stock issuable upon exercise of the attached Warrant, and does irrevocably constitute and appoint ___________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:	Signature
Address

FOR USE BY THE ISSUER ONLY:

This Warrant No. W-1 cancelled (or transferred or exchanged) this day of _________, 20__, ___________ shares of Common Stock issued therefor in the name of ______________, Warrant No. W-1 issued for shares of Common Stock in the name of ___________.

A-2